Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the use of our report dated March 29, 2007, relating to the 2006 consolidated financial statements which appear in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Carlin, Charron & Rosen, LLP

Westborough, MA
April 5, 2007